U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2011

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2015 Peel Street
5th Floor
Montreal, Quebec, Canada H3A 1T8
 (Address of principal executive offices)

(514) 764-9698
 (Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 17, 2011, we executed a Research Agreement (the “Agreement”) with The Research Foundation of the State University of New York, a not-for-profit educational corporation duly organized and existing under the laws of the State of New York, acting for and on behalf of Binghamton University.  The purpose of the Agreement is to memorialize the terms of our working together with Binghamton University to conduct the necessary research and development to advance our lead compound, Adva-27a (or its derivative, Adva-32a) through various stages of preclinical development, animal studies and Phase I clinical trials for breast cancer and prostate cancer.  The Agreement shall be in force for a period of three (3) years from the Effective Date and shall be renewed automatically for additional one (1) year periods until the Project is completed, unless the research is completed prior to the initial three year term of the Agreement.  The relationship between us and Binghamton University is exclusive in the United States.

All of the work in respect of the project to be performed within the framework of the Agreement shall be financed by the parties working together to secure grants by acting as co-applicants and submitting funding applications to various Federal, State, local and private sources.  The Agreement is subject to the procurement of funding.  In the event that said funding is not obtained or is subsequently disrupted, cancelled or otherwise found to be insufficient to complete the project, the Agreement shall terminate at that time.  As of the date of this Report, no definitive agreement is in place to provide this funding and there can be no assurances that such funding will be secured in an amount sufficient to conduct the project, or at all, but based upon existing discussions our management is confident that the parties to the Agreement will secure such funding in the near future.

The Agreement also provides for Binghamton University to have an option to continue the development of Adva-27a and/or Adva-32a through Phase II, Phase III and other clinical trials until full FDA approval for breast cancer and prostate cancer is obtained, on terms to be mutually agreed in the future.

A copy of the Agreement is attached hereto and incorporated herein as if set forth as Exhibit 10.4

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the Agreement is attached as Exhibit 99.2 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.	Description

10.4	Research Agreement between Sunshine Biopharma, Inc. and The Research Foundation of the State University of New York

99.2	Press Release Dated January 21, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2011	SUNSHINE BIOPHARMA, INC. (Registrant) By: s/Dr. Steve N. Slilaty Dr. Steve N. Slilaty Chief Executive Officer